UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a)of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed, on September 30, 2022 (the “Merger Effective Date”), pursuant to the business combination agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), Noble Corporation plc, a public limited company formed under the laws of England and Wales and an indirect, wholly owned subsidiary of Noble Cayman (the “Company” or “Topco”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company and (i) each ordinary share, par value $0.00001 per share, of Noble Cayman (“Noble Cayman Shares”) issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”) was converted into one newly and validly issued, fully paid and non-assessable class A ordinary share, par value $0.00001 per share, of the Company (“Ordinary Shares”) and (ii) each warrant to purchase Noble Cayman Shares issued pursuant to the applicable Noble Cayman Warrant Agreement (as defined below) and outstanding immediately prior to the Merger Effective Time (collectively, the “Noble Cayman Warrants”) was converted automatically into a warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement (each, a “Company Warrant” and together, the “Company Warrants”). As a result of the Merger, the Company became the ultimate parent of Noble Cayman and its respective subsidiaries as of the Merger Effective Time and the Ordinary Shares began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE” on the Merger Effective Date.

On October 3, 2022 (the “Closing Date”), pursuant to the Business Combination Agreement, the Company completed a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) and because the Company acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), the Company will redeem all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Ordinary Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase (the “Compulsory Purchase”).

In connection with the Offer and the Compulsory Purchase, each Maersk Drilling Share was (in the case of the Offer) or will be (in the case of the Compulsory Purchase) exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Ordinary Shares (the “Exchange Ratio”) or (ii) cash consideration (payable in DKK), subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, Maersk Drilling shareholders who elected to receive cash consideration received, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Ordinary Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represents a value equal to or less than $1,000 in the aggregate, subject to any reduction under the aggregate cap described in the preceding sentence. A Maersk Drilling shareholder holding Maersk Drilling Shares exceeding a value of $1,000 in the aggregate could not elect to receive less than $1,000 in cash consideration if the cash consideration in lieu of Ordinary Shares was elected.

The Business Combination Agreement and the transactions contemplated thereby, including the Merger, the Offer and the Compulsory Purchase, were previously described in the Registration Statement on Form S-4 (File No. 333-261780) filed by the Company with the U.S. Securities and Exchange Commission (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Noble Cayman, dated April 11, 2022 (as supplemented, the “Proxy Statement/Prospectus”). Noble Cayman’s shareholders approved the Merger at an extraordinary general meeting held on May 10, 2022, at which approximately 99% of the votes cast were in favor of the Business Combination. The tender period for the Offer expired on September 8, 2022, with a total of 37,266,530 Maersk Drilling Shares validly tendered, which represents approximately 90.03% of the share capital and voting rights in Maersk Drilling when treasury shares held by Maersk Drilling are excluded.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into that certain registration rights agreement by and between the Company and APMH Invest A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark (“APMH Invest”) (the “Registration Rights Agreement”). The information in the section titled “The Business Combination Agreement and Ancillary Documents” regarding the Registration Rights Agreement, beginning on page 139 of the Proxy Statement/Prospectus, is incorporated by reference into this Item 1.01.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

New Relationship Agreement

On the Closing Date, the Company entered into that certain relationship agreement (the “New Relationship Agreement”) with APMH Invest, which sets forth certain director designation rights of APMH Invest following the closing of the Business Combination. In particular, pursuant to the New Relationship Agreement, APMH Invest will be entitled to designate (a) two nominees to the Company’s board of directors (the “Board”) so long as APMH Invest owns no fewer than 20% of the then outstanding Ordinary Shares and (b) one nominee to the Board so long as APMH Invest owns fewer than 20% but no fewer than 15% of the then outstanding Ordinary Shares. Each nominee of APMH Invest will meet the independence standards of the NYSE with respect to the Company; provided, however, that APMH Invest shall be permitted to have one nominee who does not meet such independence standards so long as such nominee is not an employee of the Company or any of its subsidiaries. The information in the section titled “The Business Combination Agreement and Ancillary Documents” regarding the New Relationship Agreement, beginning on page 139 of the Proxy Statement/Prospectus, is incorporated by reference into this Item 1.01.

The foregoing description of the New Relationship Agreement is qualified in its entirety by reference to the full text of the New Relationship Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Business Combination Agreement, the Business Combination was consummated on the Closing Date, resulting in the Company being the ultimate parent of Noble Cayman, Maersk Drilling and their respective subsidiaries.

The Ordinary Shares trade on the NYSE and Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”) under the ticker symbols “NE” and “NOBLE,” respectively. The Maersk Drilling Shares are listed on Nasdaq Copenhagen under the symbol “DRLCO”. The Maersk Drilling Shares tendered in the Offer were suspended from trading on Nasdaq Copenhagen as of close of business (Copenhagen Time) on the Merger Effective Date. The Maersk Drilling Shares not tendered in the Offer will continue trading on Nasdaq Copenhagen under the ticker symbol “DRLCO” until the effective time of the Compulsory Purchase. See the section titled “8.23. Compulsory Purchase” in the Company’s Offering Circular (as defined in Item 7.01 of this Current Report on Form 8-K), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such section is incorporated by reference in this Item 2.01.

The description of the Business Combination Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 (with an amendment as Exhibit 2.1(a)) hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Noble Cayman or Maersk Drilling, and should not be relied upon as disclosure about the Company, Noble Cayman or Maersk Drilling without consideration of the periodic and current reports of the Company, Noble Cayman or Maersk Drilling. In particular, it is important to bear in mind that the representations and warranties contained in the Business Combination Agreement were negotiated with the principal purpose of allocating risk between the parties to the Business Combination Agreement, rather than establishing matters as facts, and you should not rely upon the representations and warranties contained in the Business Combination Agreement as characterizations of actual facts or circumstances as of the date of the Business Combination Agreement or as of any other date.

The information set forth in the Explanatory Note and the sections titled “The Business Combination” and “Description of the Exchange Offer,” beginning on page 72 and 122, respectively, of the Proxy Statement/Prospectus is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation.

On the Closing Date, the following guarantees (the “Guarantees”) by the Company became effective: (i) a Guarantee related to a Term and Revolving Facilities Agreement dated December 6, 2018, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto and DNB Bank ASA as agent (as amended from time to time, the “DNB Credit Facility”), pursuant to which the Company guarantees all of the obligations of Maersk Drilling and its subsidiaries party thereto in relation to the DNB Credit Facility and related financing documents and (ii) a Guarantee related to a Term Loan Facility dated December 10, 2018 by and among Maersk Drilling and Danmarks Skibskredit A/S as agent, (as amended from time to time, the “DSF Credit Facility” and together with the DNB Credit Facility, the “Credit Facilities”), pursuant to which the Company guarantees all of the obligations of Maersk Drilling and its subsidiaries party thereto in relation to the DSF Credit Facility and related financing documents. As of September 30, 2022, the DNB Credit Facility had $400,000,000 aggregate revolving commitments, of which $400,000,000 were available, and approximately $460,000,000 of outstanding term loans, and the DSF Credit Facility had approximately $266,000,000 of outstanding term loans.

Under the DNB Credit Facility, the facility A term loans and the revolving loans mature December 2023, the facility B term loans mature December 2025. The DSF Credit Facility matures December 2025. The term loans under the DNB Credit Facility require amortization payments, in accordance with a schedule set forth therein, on the last day of each fiscal quarter as well as a final payment on the date of the termination of the DNB Credit Facility. The revolving loans under the DNB Credit Facility must be repaid on the last day of the applicable interest period for such loans (1, 3 or 6 months). The loans under the DSF Credit Facility are required to be repaid quarterly on March 15, June 15,

September 15 and December 15 in equal instalments in the amount of $6,000,000 and a balloon payment payable on the termination of the DSF Credit Facility in an amount equal to the remaining outstanding principal amount of the loans. The facility A term loans under the DNB Credit Facility accrue interest at a rate of LIBOR + 2% - 3% based on the current leverage ratio of Maersk Drilling (which shall increase by 1% from the period 12 months prior to the maturity date until 9 months prior to the maturity date, at which time it shall increase another 0.5% until the date that is 6 months prior to maturity date, at which time it shall increase another 0.5% until the maturity date), the facility B term loans accrue interest at a rate of 2.02% and the revolving loans accrue interest at a rate of LIBOR + 1.7% - 2.7% based on the current leverage ratio of Maersk Drilling (which shall increase by 1% from the period 12 months prior to the maturity date until 9 months prior to the maturity date, at which time it shall increase another 0.5% until the date that is 6 months prior to maturity date, at which time it shall increase another 0.5% until the maturity date). The loans under the DSF Credit Facility accrue interest at a rate of LIBOR + 1.8% - 2.9% based on the current leverage ratio of Maersk Drilling. Under each of the Credit Facilities, Maersk Drilling is subject to the following financial covenants, (i) Maersk Drilling’s leverage ratio shall not at any time be greater than 4.75:1.00, (ii) Maersk Drilling’s liquidity shall not at any time be less than $200,000,000 and (iii) Maersk Drilling’s Minimum Equity Ratio (as defined in each Credit Facility) shall not at any time be less than 35%. Under each of the Credit Facilities, a mandatory prepayment (or commitment reduction in the case of the revolving loans) is required with respect to the total loss, sale or arrest of the related collateral vessels. Each Credit Facility contains covenants and terms in which the violation of such, along with the lapse of any relevant cure period, results in an event of default that the Company considers customary for credit facilities of these types. If an event of default occurs and is continuing, the agent under such Credit Facility may cancel the loan commitments and declare that all or part of the outstanding loans are immediately due and payable.

The foregoing description of the Credit Facilities and the related terms does not purport to be complete and is qualified in its entirety by reference to the DNB Credit Facility and the DSF Credit Facility, which are filed as Exhibits 10.4 and 10.5, respectively, along with amendments and the Guarantees to each of the DNB Credit Facility and DSF Credit Facility, which are filed as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in the section titled “Management of Topco After the Business Combination” in the Proxy Statement/Prospectus, beginning on page 230 of the Proxy Statement/Prospectus, and is incorporated by reference into this Item 5.02.

Appointment of Directors

In connection with the Merger, on the Merger Effective Date, the Board approved an increase in the size of the Board from three to seven directors, effective as of the Merger Effective Time. In accordance with the terms of the Business Combination Agreement, three additional members were appointed to the Board, effective as of the Closing Date: Claus V. Hemmingsen, Kristin H. Holth and Alastair Maxwell.

Effective as of the Closing Date, the Company entered into indemnification agreements with each of the above additional directors, indemnifying them in respect of any liability incurred by them while acting as a director of the Company on terms that are customary for companies whose shares are principally publicly traded in the United States. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Committee Appointments

Effective as of the Closing Date, the directors identified below were designated and appointed to the audit committee, compensation committee, and nominating, governance and sustainability committee, as applicable, of the Board:

Audit Committee

The audit committee is comprised of the following members: Alastair Maxwell (chairman), Charles M. (Chuck) Sledge, and Kristin H. Holth.

Nominating, Governance and Sustainability Committee

The nominating, governance and sustainability committee is comprised of the following members: Ann D. Pickard (chairman), Alan J. Hirshberg and Claus V. Hemmingsen.

Compensation Committee

The compensation committee is comprised of the following members: Alan J. Hirshberg (chairman), Alastair Maxwell and Charles M. (Chuck) Sledge.

The Board determined that each director identified above as a member of the Audit Committee, the Nominating, Governance and Sustainability Committee or the Compensation Committee qualifies as an independent director under the Company’s director independence standards and the NYSE director independence standards, as applicable and as currently in effect. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Business Combination Agreement. Directors will receive compensation under the Company’s director compensation program. Each of the Company’s directors will serve in his or her respective position until his or her successor has been chosen and elected or until his or her earlier resignation or removal.

Appointment of Officers

Effective as of the Closing Date, the Board appointed Caroline Alting as Senior Vice President — Operation Excellence and Blake A. Denton as Senior Vice President — Marketing and Contracts.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in the section titled “Management of Topco After the Business Combination” in the Company’s Proxy Statement/Prospectus, beginning on page 230 of the Proxy Statement/Prospectus, and is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2022, the Danish Financial Supervisory Authority (the “DFSA”) approved the publication of the Company’s offer document relating to the Offer, which included an exemption document prepared in reliance on an applicable exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and the rules and regulations promulgated thereunder (the “EU Prospectus Regulation”) and in accordance with the requirements of

Commission Delegated Regulation (EU) 2021/528 of 16 December 2020 (the “Offering Circular”), prepared in accordance with the DFSA’s Executive Order on Takeover Bids (Executive Order no. 636 of 15 May 2020) (Bekendtgørelse om overtagelsestilbud). The Offering Circular, which was published by the Company on August 8, 2022, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 3, 2022, the Company issued a press release in connection with the completion of the Business Combination. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing or this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Maersk Drilling required by Item 9.01(a) if Form 8-K will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(d) Exhibits.

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of November 10, 2021, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited, and The Drilling Company of 1972 A/S, was filed as Annex A to the Proxy Statement/Prospectus forming a part of the Registration Statement and is incorporated herein by reference.

2.1(a)	Amendment No. 1 to Business Combination Agreement, dated as of August 5, 2022, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited and The Drilling Company of 1972 A/S was filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K, filed on August 9, 2022, and is incorporated herein by reference.

10.1	Form of Indemnification Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

10.2	Registration Rights Agreement, dated as of October 3, 2022, by and between Noble Corporation plc and APMH Invest A/S.

10.3	Relationship Agreement, dated as of October 3, 2022, by and among Noble Corporation plc, the Investor Manager and APMH Invest.

10.4	Term and Revolving Facilities Agreement dated December 6, 2018, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto, DNB Bank ASA as agent and security agent, the arrangers and bookrunners party thereto and the lenders party thereto.

10.5	Term Loan Facility Agreement dated December 10, 2018 by and among Maersk Drilling, its subsidiaries party thereto as guarantors and Danmarks Skibskredit A/S as lender and security agent.

10.6

Amendment Agreement Relating to a Term and Revolving Facilities Agreement, dated August 26, 2022, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto and DNB Bank ASA as agent and security agent and the financial institutions party thereto as hedge counterparties.

10.7	Amendment Letter, dated as of September 8, 2022, by and among Maersk Drilling and Danmarks Skibskredit A/S as lender and security agent.

10.8	Guarantee, dated August 26, 2022 but effective as of October 3, 2022, by the Company in favour of DNB Bank ASA as security agent.

10.9	Guarantee, dated September 8, 2022 but effective as of October 3, 2022, by the Company in favour of Danmarks Skibskredit A/S as security agent and by Maersk Drilling as agent for service of process.

99.1	Offering Circular, published on September 8, 2022, was filed on August 9, 2022 and is incorporated herein by reference.

99.2	Press Release, dated October 3, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

By:	/s/ William E. Turcotte
Name:	William E. Turcotte
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 3, 2022